UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2015

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Gentherm Incorporated (the “Company”) on May 28, 2015, shareholders: elected nine directors, each to serve for a one-year term or until his or her successor has been duly elected and qualified; ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; approved (on an advisory basis) the compensation of the Company’s named executive officers; and approved an amendment to the Company’s Restated Articles of Incorporation to eliminate cumulative voting in director elections, commencing with the 2016 annual meeting of shareholders.  On May 28, 2015, the Company filed with the State of Michigan its Amended and Restated Articles of Incorporation, attached hereto as Exhibit 3.1 and incorporated herein by reference.  The results of the voting are shown below.

Proposal No. 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Lewis Booth	29,143,030	1,500,020	3,242,021
Francois J. Castaing	28,919,028	1,724,022	3,242,021
Daniel R. Coker	29,230,496	1,412,554	3,242,021
Sophie Desormière	29,152,322	1,490,728	3,242,021
Maurice E.P. Gunderson	29,140,032	1,503,018	3,242,021
Oscar B. Marx, III	29,073,427	1,569,623	3,242,021
Carlos E. Mazzorin	29,142,910	1,500,140	3,242,021
Franz Scherer	29,142,471	1,500,579	3,242,021
Byron T. Shaw II	29,143,468	1,499,582	3,242,021

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2015

For	Against	Abstain
33,448,214	340,066	96,791

Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
29,040,992	1,454,796	147,262	3,242,021

Proposal No. 4 – Approval of an Amendment to the Restated Articles of Incorporation to Eliminate Cumulative Voting in Director Elections

For	Against	Abstain	Broker Non-Votes
18,127,550	12,409,083	106,417	3,242,021

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Gentherm Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel
Date: May 28, 2015

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Gentherm Incorporated

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